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                                                                   Exhibit 10.18

                               NSP HOLDINGS L.L.C.
                          UNIT APPRECIATION RIGHTS PLAN

                                    Article 1

                                 PURPOSE OF PLAN

     1.1 PURPOSE. The purpose of the Norcross Unit Appreciation Rights Plan is to further the long-term growth in earnings and value of Norcross Safety Products L.L.C. and its affiliates by offering long-term incentives in addition to current compensation to key individuals of Norcross Safety Products L.L.C.

                                    Article 2

                                   DEFINITIONS

     Whenever the following terms are used in the Norcross Safety Products L.L.C. Unit Appreciation Rights Plan, they shall have the meanings specified below unless the context clearly indicates to the contrary:

     2.1 ACCOUNT shall mean a bookkeeping account established by the Committee for each Participant to which the Appreciation Rights attributable to the Designated Units shall be credited.

     2.2 APPRECIATION RIGHT shall mean a right to an amount equal to the difference between the Grant Value and the Exit Value of a Designated Unit.

     2.3 APPROPRIATE FORM shall mean the form provided or prescribed by the Committee for the purpose specified by the Plan.

     2.4 BENEFICIARY shall mean such person or persons or legal entity as may be designated by a Participant to receive benefits hereunder after such Participant's death, or, in the absence of such designation, the personal or legal representative of the Participant.

     2.5     BOARD shall mean the Board of Managers of the Company.

     2.6 COMMITTEE shall mean the Management Team as determined by the Board of Managers of the Company.

     2.7     COMPANY shall mean Norcross Safety Products L.L.C.

     2.8 COMPANY VALUE shall mean the value of the Company as a whole, which will be determined at the end of each fiscal year according to a formula equal to six times the prior year's EBITDA minus debt (average term debt during the year plus average revolver outstanding during the year) plus average cash (over necessary working capital).

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     2.9     DESIGNATED UNIT shall mean a Unit under which an Appreciation Right has been granted.

     2.10 DISABILITY or DISABLED shall mean the state of being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 60 months, such Disability to be deemed to exist when so determined by the Committee, in its sole discretion.

     2.11 EFFECTIVE DATE shall mean the date the Plan is effective which is January 1, 1997.

     2.12 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

     2.13 GRANT VALUE shall be determined at the end of the previous fiscal year as the Company Value divided by the total number of Units (including but not limited to Units issued and Units for which options or appreciation rights have been granted). The Grant Value for December 31, 1996 will be $3.80.

     2.14 KEY INDIVIDUAL shall mean any individual rendering services to the Company who is designated by the Committee as a Key Individual.

     2.15 PARTICIPANT shall mean any Key Individual who is selected by the Committee for participation in the Plan.

     2.16 PLAN shall mean the Norcross Safety Products L.L.C. Unit Appreciation Rights Plan.

     2.17 PLAN YEAR shall mean the 12 consecutive month period ended December 31st, including periods prior to the date on which the Plan was adopted.

     2.18 REALIZATION EVENT. A Realization Event shall mean a sale of the Company or an initial public offering (IPO).

     2.19 RETIREMENT DATE shall mean the first day of the month coincident with or immediately following the date on which a Participant attains age 65.

     2.20 SEPARATION DATE shall be the date on which a Participant's service with the Company is terminated (whether on account of retirement, death, Disability, discharge, or voluntary separation).

     2.21    UNIT shall mean a unit of Norcross Safety Products L.L.C.

     2.22 VALUATION DATE shall mean the last day of each Plan Year and such other dates as the Committee may determine.

                                    Article 3

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                          ELIGIBILITY AND PARTICIPATION

     3.1 ELIGIBILITY. Any Key Individual is eligible to participate in the Plan.

     3.2 PARTICIPATION. The Committee, in its sole discretion, shall select those Key Individuals who are to participate in the Plan. A Key Individual shall become a Participant on the date he is notified by the Committee of his selection to participate under the Plan. After a Key Individual becomes a Participant in the Plan, his active participation shall continue until his Separation Date.

                                    Article 4

                  ESTABLISHMENT OF ACCOUNTS AND DETERMINATION,
                        ALLOCATION AND CREDITING OF UNITS

     4.1 ACCOUNTS. The Committee shall establish and maintain, or cause to be maintained, a separate Account for each Participant. The Committee shall also maintain or cause to be maintained, a record of the Appreciation Rights credited and debited to each Participant's Account.

     4.2 DETERMINATION OF DESIGNATED UNITS. As of the Effective Date, the number of Appreciation Rights granted and to be granted are reflected on Appendix A.

     4.3 ALLOCATION OF APPRECIATION RIGHTS. Following the end of each fiscal year, the Committee shall present recommendations for new grants of Appreciation Rights and the Board will allocate the Appreciation Rights authorized by it for such fiscal year among Participants. All Appreciation Rights shall be allocated as of the first day of the Plan Year.

                                    Article 5

                                     VESTING

     5.1 REGULAR VESTING. Subject to the following subsections, a Participant's interest in the Appreciation Rights credited to his Account shall vest in accordance with the following schedule:

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
                 Number of Years           Vested
               Since Appreciation     (Nonforfeitable)   Forfeitable
             Right Was Allocated(1)      Percentage      Percentage
             ----------------------   ----------------   -----------
                      1                      10              90

                      2                      30              70

                      3                      60              40

                      4                     100               0

     5.2 ACCELERATED VESTING. A Participant's interest in the Appreciation Rights credited to his Account shall be fully vested and nonforfeitable on the earlier of the following dates:

             (a) the date of a Participant's death, provided he dies while in the service of the Company; or

             (b) the date of a Participant's Disability, provided he becomes Disabled while in the service of the Company; or

             (c)    the date of a Realization Event; or

             (d)    termination of the Plan.

     5.3 TERMINATION FOR CAUSE. Notwithstanding the foregoing, all Appreciation Rights (vested or non-vested) shall be forfeited in the event of a termination for Cause. For purposes of this Plan, "Cause" shall be deemed to mean one or more of the following: (a) Participant's embezzlement or misappropriation of funds, (b) Participant's conviction of a felony involving moral turpitude, (c) Participant's commission of material acts of dishonesty, fraud, or deceit, (d) Participant's breach of any material provisions of any employment or service agreement with the Company to which he is a party, (e) Participant's habitual or willful neglect of his duties, (f) Participant's breach of fiduciary duty to the Company involving personal profit, or (g) Participant's material violation of any other duty to the Company or its members imposed by law or by the managers.

                                    Article 6

                            DISTRIBUTION OF BENEFITS

     6.1     VALUATION OF APPRECIATION RIGHTS.

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(1) It being understood that if a Participant has cancelled an interest in appreciation rights in a subsidiary of the Company ("PRIOR APPRECIATION RIGHTS") for Appreciation Rights, the number of years since the Appreciation Rights was allocated shall be determined as of the date the Prior Appreciation Right was allocated.

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             (a)    VALUE UPON TERMINATION. Upon a Participant's termination of service other than for cause, the Exit Value of the Appreciation Rights of a Participant will be fixed in value as of the Participant's Separation Date. The Exit Value will be determined based on a weighted average of the Grant Values for the preceding 3 years prior to the termination date as follows (the Grant Value for the years preceding the effective date of the Plan shall be $3.80 per unit):

                                                    Weight To Be
                                 Number of Years    Given To Such
                                    Preceding       Year's Grant
                                Termination Date        Value
                                ----------------    -------------
                                       1                 60%

                                       2                 30%

                                       3                 10%

             (b)    VALUE UPON REALIZATION EVENT.

                    (1) In the event of an IPO, the value of the Appreciation Rights shall be redeemed in the form of publicly-traded units or stock.

                    (2) In the event of a sale for cash, notes and/or publicly-traded securities, the Appreciation Rights shall be redeemed for the same combination of cash, notes and/or publicly traded securities.

                    (3) In the event of a merger in which the Company remains in control, the Appreciation Rights shall remain in place subject to appropriate dilution.

                    (4) In lieu of the foregoing, the Company at its option, upon a Realization Event that is not a sale for cash, notes and/or publicly-traded securities, may instead liquidate the Appreciation Rights for cash (i) at the lower of Exit Value or then Market Value (as measured by the Realization Event) as to rights held by individuals who had previously terminated, and (ii) at the Market Value derived by the Realization Event as to individuals who had not previously terminated.

     6.2     PAYMENT FOR APPRECIATION RIGHTS.

             (a) Notwithstanding the Company's option described in Section 6.2(b) or a Participant's option described in Section 6.2(c), payment for the Participant's vested Appreciation

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Rights will be deferred until the occurrence of a Realization Event or the
Participant's death, Disability or Retirement Date. Upon such event, the Company will make payment to the Participant (or the Participant's Beneficiary if the Participant has died) in the amount of the lower of (1) the Exit Value (as determined at the time of the Participant's termination) or (2) the Market Value derived by the Realization Event as if all such Appreciation Rights were outstanding.

             (b) At any time following a Participant's termination of service, the Company shall have the option to make payment on all vested Appreciation Rights exercisable, based upon the Exit Value applicable to the particular Designated Units.

             (c) Except as provided in Section 5.3, at any time following a Participant's termination of service but before the occurrence of a Realization Event or the Participant's death, Disability or Retirement Date, the Participant shall have the option to receive payment from the Company on all vested Appreciation Rights exercisable, based upon the Exit Value applicable to the particular Designated Units. Upon such request by a Participant, payment shall be made by the Company within ninety (90) days of such request, unless the amount to be paid exceeds $500,000 in which case payment shall be made within one year of such request.

     6.3 REALIZATION EVENT. In connection with any Realization Event, and as a condition to the receipt of any payment of Appreciation Rights, each Participant shall take all necessary or desirable actions requested by the Board in connection with such Realization Event, including without limitation, execution of any and all agreements, documents and instruments presented to such Board in the form presented to such Participant.

                                    Article 7

                                     FUNDING

     7.1 PLAN UNFUNDED. Nothing in this Plan shall be interpreted or construed to require the Company in any manner to fund any obligation to the Participants hereunder. Nothing contained in the Plan nor any action taken hereunder shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and the Participants, Beneficiaries, or any other persons. Any funds which may be accumulated in order to meet any obligation under this Plan shall for all purposes continue to be a part of the general funds of the Company, as applicable, and no person other than the Company, as applicable, shall by virtue of the provisions of this Plan have any interest in such amounts. To the extent that any person acquires a right to receive payment from the Company, such rights shall be no greater than the rights of any unsecured general creditor of the Company.

                                    Article 8

                                 ADMINISTRATION

     8.1     PLAN ADMINISTRATOR. The Committee shall be the Plan Administrator.

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     8.2     POWERS AND DUTIES OF COMMITTEE. The Committee shall administer the
Plan in accordance with its terms and shall have all the powers necessary to carry out such terms. The Committee shall act by a majority of its members at the time in office, and such action may be taken by a vote at a meeting or in writing without a meeting. A member of the Committee who is a Participant in the Plan shall not vote on any question relating specifically to such Participant. Any such action shall be voted or decided by a majority of the remaining members of the Committee. The Committee may appoint from its members such subcommittees with such powers as the Committee shall determine. Either the Chairman, or a member of the Committee designated by the Chairman, shall execute any certificate, instrument or other written direction on behalf of the Committee. All interpretations of the Plan, and questions concerning its administration and application, shall be determined by the Committee, and such determination shall be binding on all persons except as otherwise expressly provided herein.

     The Committee may appoint such accountants, counsel, specialists, and other persons as it deems necessary or desirable in connection with the administration of the Plan. Such accountants and counsel may, but need not, be accountants and counsel for the Company.

     The Committee may, pursuant to a written designation, delegate to any person or entity any of its responsibilities under the Plan.

     8.3 DETERMINATION OF ELIGIBILITY OF PARTICIPANTS. The Committee shall determine the eligibility of Participants in accordance with the provisions of the Plan.

     8.4 RECORDS AND REPORTS. The Committee and others to whom the Committee has delegated fiduciary duties shall keep a record of all their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of the Plan and to meet the reporting and disclosure requirements of ERISA which are applicable to this Plan. The Committee shall maintain records which shall contain all relevant data pertaining to individual Participants and their rights under the Plan. The Committee shall have the duty to carry into effect all rights or benefits provided hereunder to the extent Company assets, as applicable are properly available therefor.

     8.5 PAYMENTS OF EXPENSES. The Company shall pay all expenses of administering the Plan. Such expenses shall include any expenses incident to the functioning of those to whom the Committee has delegated fiduciary duties, and those professionals and other persons appointed by the Committee including, but not limited to, the payment of professional fees of consultants, and the costs of administering the Plan.

     The members of the Committee shall serve without compensation for their services, but all their expenses shall be paid by the Company.

     8.6 INDEMNIFICATION FOR LIABILITY. The Company shall indemnify the members of the Committee and other individuals providing services to the Company to whom the Committee has delegated fiduciary duties against any ad all claims, losses, damages, expenses and liabilities arising

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from their responsibilities in connection with the Plan, unless the same is determined to be due to gross negligence or willful misconduct.

     8.7 AGENT FOR SERVICE OF LEGAL PROCESS. The name and address of the person designated for the service of legal process with respect to the Plan are as follows:

         Name:           Robert A. Peterson

         Address:        1136 2nd Street
                         Rock Island, IL 61204

     8.8 CLAIMS PROCEDURE. Claims for benefits under the Plan shall be filed with the Committee, on the Appropriate Form supplied by the Committee. Written notice of the disposition of a claim shall be furnished the claimant within ninety (90) days after the application therefor is filed. In the event the claim is denied, the specific reasons for such denial shall be set forth, pertinent provisions of the Plan shall be cited and, where appropriate, an explanation as to how the claimant can perfect the claim or submit such claim for review will be provided.

     8.9 CLAIM REVIEW PROCEDURE. Any Participant, former Participant, or Beneficiary of either, who has been denied a benefit claim, shall be entitled, upon written require to the Committee, to receive a written notice of such action, together with a full and clear statement of the reasons for such action. If the claimant wishes further consideration of his position, the claimant may obtain the Appropriate Form from the Committee on which to request a review of his denied claim. Such Form, together with a written statement of the claimant's position, shall be filed with the Committee no later than sixty (60) days after receipt of the written notification provided for above or in Section8.8. The Committee shall make its decision within sixty (60) days after receipt of the claimant's request for review.

                                    Article 9

                            AMENDMENT AND TERMINATION

     9.1 AMENDMENT AND TERMINATION. The Board shall have the right, at any time by an affirmative vote of a majority thereof, to amend or terminate, in whole or in part, the Plan, provided that such amendment or termination shall not adversely affect the vested interest of any Participant under the Plan prior to such amendment or termination.

                                   Article 10

                             MISCELLANEOUS PROVISION

     10.1 RIGHTS OF COMPANY TO DISCHARGE PERSONS. The adoption and maintenance of this Plan shall not be deemed to constitute a contract between the Company and any person, or to be a consideration for, or an inducement or condition of, the employment or engagement of any person. Nothing herein contained, nor any action taken hereunder, shall be deemed to give any person the

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right to be retained by the Company or to interfere with the right of the
Company to discharge any person at any time, nor shall it be deemed to give the Company the right to require a person to remain in its service, nor shall it interfere with person's right to terminate his employment or service relationship, respectively, at any time.

     10.2 ALIENATION OR ASSIGNMENT OF BENEFITS. A Participant's rights and interest under the Plan shall not be assigned or transferred except by will or by the laws of descent and distribution.

     10.3 RIGHT TO WITHHOLD. The Company shall have the right to deduct from all benefit payments hereunder any taxes required by law to be withheld with respect to such payments.

     10.4 GENDER AND NUMBER. In interpreting the Plan, the masculine gender may include the feminine, the neuter gender may include the masculine or feminine, and the singular may include the plural unless the context clearly indicates otherwise.

     10.5 CONSTRUCTION. All legal questions pertaining to the Plan shall be determined in accordance with the laws of Illinois except as otherwise preempted by the law of the United States of America.

     10.6 HEADINGS. The headings are for reference only. In the event of a conflict between a heading and the context of an Article or Section, the context of the Article or Section shall control.

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     IN WITNESS WHEREOF, Norcross Safety Products L.L.C. has caused this instrument to be duly executed by its proper officers thereunto duly authorized, under seal, as of this 14 day of FEBRUARY, 2000.

ATTEST:
[Corporate Seal]


  /s/ David F. Myers                  /s/ Robert A. Peterson
--------------------------------    -------------------------------------
Secretary                           President

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